Exhibit 32.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Kaleido Biosciences, Inc. for the quarterly period ended March 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Alison Lawton, as Chief Executive Officer, President and Director of Kaleido Biosciences, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of her knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Kaleido Biosciences, Inc.

Date: May 14, 2020	By:	/s/ Alison Lawton
Alison Lawton
Chief Executive Officer, President and Director
(Principal Executive Officer)

In connection with the Quarterly Report on Form 10-Q of Kaleido Biosciences, Inc. for the quarterly period ended March 31, 2020 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), William Duke, Jr., as Chief Financial Officer of Kaleido Biosciences, Inc., hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Kaleido Biosciences, Inc.

Date: May 14, 2020	By:	/s/ William Duke, Jr.
William Duke, Jr.
Chief Financial Officer
(Principal Financial Officer)